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                                                                   EXHIBIT 28(a)











                               KMART CORPORATION

                             EMPLOYEE SAVINGS PLAN
















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                               KMART CORPORATION

                             EMPLOYEE SAVINGS PLAN


        SECTION I.  PURPOSE AND EFFECTIVE DATE

        The purpose of the Kmart Corporation Employee Savings Plan is to encourage and assist Employees in accumulating personal savings and provide them with an opportunity to become stockholders of the Company.

        The non-ESOP portion of the Plan is intended to qualify as a profit-sharing plan and a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code ("IRC"), and the ESOP portion of the Plan is intended to qualify as a stock bonus and an employee stock ownership plan for purposes of Sections 401(a), 402, 412, 417, 4975 and related provisions of the IRC.

        The effective date of this amendment and restatement shall be January 1, 1994, except as otherwise provided herein.

        SECTION II.  DEFINITIONS

        1. "Affiliated Company" shall mean any corporation of which the Company owns directly or indirectly not less than 50% of all classes of voting stock or not less than 50% of all classes of stock, or any partnership of which the Company owns directly or indirectly not less than a 50% ownership interest.

        2. "After Tax Contributions" shall mean any combination of After Tax Basic Contributions and After Tax Supplemental Contributions described in Subsection 1 of Section V.

        3. "Before Tax Contributions" shall mean any combination of Before Tax Basic Contributions and Before Tax Supplemental Contributions described in Subsection 1 of Section V, which contributions are intended to meet the conditions of and qualify under Section 401(k) of the IRC and any other applicable or successor provision.



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        4.       "Break  in  Service"  shall   mean-any   successive
        period of twelve consecutive months from the Employee's employment date during which the Employee's Hours of Employment are 500 or less. An Employee who is absent from active employment for any period by reason of (1) pregnancy of the individual, (2) birth of a child of the individual, (3) placement of a child with the individual in connection with an adoption, or (4) caring for a child described in (2) or (3) immediately following such birth or placement, and who submits evidence satisfactory to the Company of such absence, shall not incur a Break in Service in the twelve-month period the absence begins or the following twelve- month period, whichever is the first in which a Break in Service would have otherwise occurred due to such absence, provided that such Employee would have completed more than 500 Hours of Employment during such period but for such absence.

        5.       "Company" shall mean Kmart Corporation, a Michigan corporation.

        6.       "Company Stock" shall mean the common stock of the Company.

        7.       "Compensation" shall mean wages, salary,  commissions
        and bonus from an Employer and shall include the amount of any deferral or reduction thereof pursuant to Section V and IRC Sections 125, 402(h)(1)(B), 403(b), and 4O2(a)(8). Compensation shall be recognized in the pay period in which it is paid, or would have been paid but for any deferral or reduction pursuant to Section V.
        Effective  as  of April 1,  1989,   the   maximum  amount  of  a
        Participant's Compensation which may be taken into account under the Plan for any Plan Year is $200,000, or such other amount as may be permitted from time to time under applicable provisions of the IRC. For purposes of applying the $200,000 limit on Compensation, a Highly Compensated Employee's family unit will be treated as a single Employee with one Compensation, and the $200,000 limit will be allocated among the members of the family unit in proportion to each
        member's Compensation.   For  this  purpose,  a family  unit  is  the
        Highly Compensated Employee, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year.



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     8.       "Effective Date" of the Plan shall be July 1, 1982.  The
     Effective Date of this amendment and restatement shall be January 1, 1994, except as otherwise provided herein.

     9. "Employee" shall mean any person who is in the employ of an Employer, except that the term shall not include any person who is covered by a collective bargaining agreement entered into with an Employer unless, and to the extent, such agreement provides that the Plan shall apply to such person.

     10. "Employee Directed Contributions" shall mean any combination of After Tax Contributions and Before Tax Contributions.

     11. "Employee Stock Ownership Plan" and "ESOP" shall mean the portion of the Plan consisting of Employer Matching Contributions and earnings thereon.

     12. "Employer" shall mean the Company and/or any Affiliated Company to which the Plan has been extended on terms and conditions solely determined by the Board of Directors of the Company which action shall be entirely within the discretion of the Board of Directors.
     For purposes of (1) determining the Employee as used for the definition of Highly Compensated Employee, and (2) determining an Employee's Hours of Employment, companies aggregated under IRC Sections 414(b), (c), (m) and (o) are treated as a single Employer.

     13.      "Employer  Matching  Contributions"   shall  mean  those
     contributions described in Subsection 1 of Section VII.

     14. An "Enrollment Date" shall be October 1, 1989 and the first day of each month thereafter.

     15. "Fair Market Value" with respect to Company Stock shall be the closing price at which the Company Stock shall have been sold on the date in question, or if no such sales were made on such date then on the next preceding day on which there were such sales of Company Stock. The price shall be as reported on the Composite Transactions reporting system, or if not so reported, as reported by the New York Stock Exchange.

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     16.    "Highly Compensated Employee" shall  mean  a "Highly Compensated
     Active Employee" or a "Highly Compensated Former Employee".

            A.   "Highly Compensated Active Employees" are:

                 1) Employees who are 5% owners during the Determination Year or Look-back Year;

                 2) Employees with Compensation greater than $75,000, or such other amount as may be permitted from time to time under applicable provisions of the IRC, during the Look-back Year;

                 3) Employees with Compensation greater than $50,000, or such other amount as may be permitted from time to time under applicable provisions of the IRC, and who are in the Top Paid Group during the Look-back Year;

                 4) Employees who are officers and have Compensation greater than 50% of the limit under IRC Section 415(b)(1)(A) during the Look-back Year. The number of officers is limited to 50 (or if lesser, the greater of 3 Employees or 10% of Employees) excluding those Employees who may be excluded in determining the Top-Paid Group. When no officer has Compensation greater than 50% of the limit under IRC Section 415(b)(1)(A) during the Look-back Year, the highest paid officer is treated as highly compensated; and

                 5) Employees described in 2, 3 and 4 above if Determination Year is substituted for Look-back Year, and who are among the 100 Employees who receive the most Compensa-tion from the Employer during the Determination Year.

            B.   Terms

                 1)   "Determination Year" - the Plan Year.

                 2) "Look-back Year" - the Plan Year immediately preceding the Determination Year.

                 3) "Top Paid Group" - the top 20% of Employees ranked on the basis of Compensation. Employees described in
                      Section 414(q)(8) and Q&A 9(b) of Section 1.414(q) - IT of the regulations are excluded.





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          C.   "Highly Compensated Former Employee" shall mean an individual who:

               1)   separates from service prior to the Determination year;

               2)   performs  no  service   for   the  Employer  during  the
                    Determination Year; and

               3) was a Highly Compensated Active Employee for the year of separation or any Determination Year ending on or after the Employee's 55th birthday.

          D. "Family Members" shall mean spouses, and lineal ascendants or descendants (and their spouses). Family Members of 5% owners or 1 of the 10 most Highly Compensated Employees must be aggregated with such Highly Compensated Employee (i.e.
               treated as 1 Employee with 1 Compensation and 1 benefit amount).

     17.  "Hours of Employment" shall mean those hours:

          (a) for which an Employee is directly or indirectly paid or entitled to payment from an Employer for the performance of duties or for reasons other than the performance of duties (such as holiday, vacations, illnesses and disability), or

          (b) for which back pay from an Employer (irrespective of mitigation of damages) has been either awarded or agreed to by the Employer. Each such Hour of Employment shall be credited to that period in which the duties were performed or to which the award or agreement pertains.

     The foregoing definition shall be interpreted in accordance with the rules set forth in U.S. Department of Labor Regulations, Sections 2530.200 b-2(b) and (c), the contents of which are hereby incorporated by reference.

     18. "Monthly Change Date" shall mean the first business day of any month.

     19. "Participant" shall mean a person included in the Plan in accordance with its provisions and whose participation in the Plan has not terminated.



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     20.      "Plan" shall mean the  Kmart  Corporation  Employee Savings Plan as set forth herein, and shall include both the ESOP portion and non-ESOP portion of the Plan.

     21. "Plan Year" shall mean a period commencing on the Effective Date of the Plan and ending on March 31, 1983, and each successive twelve-month period thereafter through March 31, 1989. After March 31, 1989, "Plan Year" shall mean a period commencing on April 1, 1989 and ending on December 31, 1989, and each successive twelve-month period thereafter during the term of the Plan.

     22.      "Trustee"  shall  mean  any  trustee   designated  by  the
     Company to participate in the administration of the Plan and/or in investments under the Plan.

     23.      "Year  of  Service"  shall  mean   each  successive  period  of
     twelve consecutive months from the Employee's employment date during which the Employee's Hours of Employment are 1000 or more.

     SECTION III.  Participation

     1.  Eligibility

     An Employee or former Employee who is a Participant on September 30, 1989 shall continue to be a Participant on October 1, 1989.

     Any other Employee may become a Participant as of an Enrollment Date if on such date the Employee has attained age 21 and completed a Year of Service. Any Employee who (i) satisfies these eligibility requirements, (ii) never becomes a Participant in the Plan, and (iii) incurs a continuous Break in Service which equals or exceeds the Employee's Years of Service, shall not be eligible to participate in the Plan until such Employee again satisfies these eligibility
     requirements.   The  age  21  requirement  shall  not  apply  if  the
     Employee's employment date was prior to October 1, 1989.



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     In the  event  a  person  becomes  an  Employee  as  a  result  of transfer from employment in an Affiliated Company to which the Plan has not been extended, the Employee's service in such prior employment shall, for purposes of eligibility to subsequently become a Participant, be treated in the same manner as if such service had been rendered as an Employee.

     2.  Enrollment and Application for Contributions

     An eligible Employee shall become a Participant by completing and delivering to the Employer at least one month prior to an Enrollment Date an enrollment form authorizing contributions to the Plan in accordance with Section V as of the first pay period which ends after such Enrollment Date. The Employee shall at such time also direct that such contributions be allocated as set forth in Subsection 1 of
     Section  VI   (hereinafter  referred  to  as  an  "investment election").

     A Participant who has not previously authorized contributions to the Plan may do so as of the first pay period which ends after an Enrollment Date by completing and delivering to the Employer at least one month prior to such Enrollment Date a contribution authorization form and investment election.

     SECTION IV.  INVESTMENT FUNDS

     The following Investment Funds and Participant accounts therein shall be established for contributions made thereto:

              Fund A -- Managed Income Fund
              Fund B -- Growth Equity Fund
              Fund C -- Company Stock Fund
              Fund D -- Balanced Equity Fund

     These Investment Funds are more fully described in Section XIII.




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     SECTION V.  EMPLOYEE DIRECTED CONTRIBUTIONS

     1.  After Tax and Before Tax Contributions
     A Participant may authorize After Tax Contributions to the Plan through Employer payroll deductions, or may elect to have his or her Compensation in each pay period reduced and to have such amount contributed to the Plan by the Employer on behalf of the Participant as Before Tax Contributions, as follows:

             (a) Basic Contribution. A contribution of 2%, 3%, 4%, 5% or 6% of Compensation in each pay period of the Employee.

             (b) Supplemental Contribution. A Participant whose Basic Contributions total 6% of Compensation may authorize an additional contribution in each such pay period in whole percentages of 1% to 10% of Compensation.

     The total of Before Tax Basic Contributions and After Tax Basic Contributions may not exceed 6% of Compensation, and the total of all Employee Directed Contributions may not exceed 16% of
     Compensation.    Any  Employee Directed Contributions  in  excess   of
     6%   of   Compensation   will  be  Supplemental Contributions.

     Effective as of January 1, 1987, no Participant shall be permitted to make Before Tax Contributions during any calendar year in excess of $7,000, or such other amount as may be permitted from time to time under applicable provisions of the IRC.

     Any amount contributed to the Plan by the Employer on behalf of the Participant as Before Tax Contributions may not be distributed earlier than the occurrence of one of the following events:

             a) The Employee's retirement, death, disability or separation from service;

             b) The termination of the Plan without establishment of a successor plan;




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            c)   The Employee's attainment  of  age  59  1/2 or the Employee's hardship;

            d) The sale or other disposition by an Employer to an unrelated entity of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring entity; or

            e) The sale or other disposition by an Employer of its interest in a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary.

     2.  Contribution Limitations

     The Company may at any time and in its sole discretion reduce the contributions made on behalf of a Participant or group of Participants in order to comply with the requirements of Section 401(k)(3) and Section 401(m)(2)(A) of the IRC and the regulations thereunder, which are incorporated herein by reference, and any other applicable or successor provision. Any such reduction shall to the extent practicable be accomplished by a limitation on future contributions, by a refund of contributions and the earnings allocable thereto, by a recharacterization of Before Tax Contributions as After Tax Contributions if permitted under
     the IRC, or by a combination  of  some  or  all  of  these  methods.   In
     such event, the contributions authorized by a Participant may be discontinued or decreased by a whole or fractional percentage and, in addition, After Tax Contributions may be increased by a whole or fractional percentage, in each case by such amount and for such time as is determined by the Company in its sole discretion but not in excess of
     the  total   Employee   Directed  Contributions  authorized  by  the
     Participant. Contributions may also be limited pursuant to Section XV hereof.

     The amount of excess contributions for a Highly Compensated Employee will be determined in the following manner. First, the actual deferral ratio ("ADR") of the Highly Compensated Employee with the highest ADR is reduced to the extent



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     necessary to satisfy the actual  deferral  percentage ("ADP") test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account for the ADP test minus the product of the Employee's contribution ratio as determined above and the Employee's compensation.

     In the case of a Highly Compensated Employee whose actual contribution ratio ("ACR") is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows:

              (a)  If  the  Highly  Compensated   Employee's  ACR  is
     determined by combining the contributions and compensation of only those Family Members who are highly compensated without regard to family aggregation, then the ACR is reduced in accordance with the "leveling" method described in Section 1.401(k)- 1(f)(2) of the regulations and the excess contributions for the family unit are allocated among the Family Members in proportion to the contributions of each family member that have been combined.

              (b)  If  the  Highly  Compensated   Employee's  ADR  is
     determined by combining the contributions and compensation of all Family Members, then the ADR is reduced in accordance with the leveling method  but  not below the ADR of eligible  non-highly  compensated
     Family  Members.    Excess  contributions are determined by taking into
     consideration the contributions of the eligible Family Members who are highly compensated without regard to family aggregation and are allocated among such Family Members in proportion to their contributions. If further reduction of the ADR is required, excess aggregate contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to their contributions.

     The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending



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     in the same Plan Year, and excess deferrals to be distributed for a
     taxable year will   be   reduced   by   excess   contributions
     previously   distributed  or recharacterized for the Plan beginning  in such taxable year. The distribution of excess contributions will include the income allocable thereto. The income allocable to excess contributions includes both income for the Plan Year for which the excess contributions were made and income for the period between the end of the Plan Year and the date of distribution.

     Notwithstanding any other provision of this Plan an, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions were allocated
     for  the  preceding  Plan  Year.   Excess contributions shall be allocated
     to Participants who are subject to the family member aggregation rules of Section 414(g)(6) of the IRC in the manner prescribed by the regulations. Excess contributions shall be treated as annual additions under the Plan.

     Excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess contributions is the sum of: (1) income or loss allocable to the Participant's Before Tax Contributions account and Employer Matching Contributions account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess contributions for the year and the denominator of which is the Participant's account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Recharacterized excess contributions will remain subject to the distribution limitations that apply to elective contributions. Excess contributions will not be recharacterized with respect to a Highly Compensated Employee to the extent that the recharacterized amounts, in combination with employee contributions actually made by the
     Employee,   exceed   the  maximum  amount  of  employee



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     contributions (determined prior to  applying  section 4O1(m)(2)(A) of the
     "IRC") that the Employee is permitted to make under the Plan in the absence of recharacterization.

     3.  Change or Discontinuance

     A Participant may change, suspend or resume the amount or form of Employee Directed Contributions to any amount or form permitted by this
     Section V, but only as of the first pay period of the Participant which ends after a Monthly Change Date by delivering written notice of such change, suspension or resumption to the Employer at least one month prior to such Monthly Change Date.

     4.  General

     Employee Directed Contributions will be remitted by the Employer to the Trustee as soon as practicable following the pay date for the pay period as to which such contributions apply.

     Contributions or Compensation for pay periods which end during a particular month or Plan Year will hereinafter sometimes be referred to as contributions or Compensation for or during that month or Plan Year.

     SECTION VI.  INVESTMENT OF EMPLOYEE DIRECTED CONTRIBUTIONS

     1.  Allocation

     Employee Directed Contributions will be allocated monthly to the Participant's account and invested pursuant to the Participant's written investment election delivered by the Participant to the Company (for which the Participant shall have the ability to receive a confirmation statement upon request) as follows:

                      Entirely in any one Investment Fund
                                       or
             In 25% increments in any two or more Investment Funds




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     2.  Change

     An investment election may be changed by a Participant with respect to future Employee Directed Contributions, but only as of the first pay period of the Participant which ends after a Monthly Change Date, by delivering written notice of such change to the Employer at least one month prior to such Monthly Change Date.

     3.  Transfer

     A Participant may as of a Monthly Change Date transfer to another Investment Fund 25%, 50%, 75% or 100% of the value of his or her
     accounts in one or more Investment  Funds   attributable   to   the
     Participant's   Employee  Directed Contributions, by delivering to the
     Employer prior to such Monthly Change Date a written notice directing such transfer.

     Transfer shall be made as soon after such Monthly Change Date as the appropriate values are determined. Any transfer from an Investment Fund shall be made pro rata from the Participant's accounts therein.

     SECTION VII.  EMPLOYER MATCHING CONTRIBUTIONS

     1.  Amount

     The Employer will contribute  monthly  on  behalf  of each Participant an
     amount equal  to  50%  of   that   portion   of  the  Participant's
     Employee  Directed Contributions for  the  month  which  do  not  exceed
     6% of the Participant's compensation for the month, except to the extent that Employer Matching Contributions have been suspended pursuant to Sections IX or XII. Employer Matching Contributions will be remitted to the Trustee as soon as practicable after the end of each month, and will be allocated to the Participant's account, and invested, in Fund C.





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     The Company may at  any  time  and  in  its  sole discretion reduce the
     Employer Matching Contributions made on behalf of a Participant or group of Participants in order to comply with the requirements of Section 401(k) or Section 401(m) of the IRC and the regulations thereunder, which are incorporated herein by reference, and any other applicable or successor provision. Employer Matching Contributions may also be limited pursuant to Section XV hereof.

     2.  Transfer

     A Participant who is at least 55 years of age and has been a Participant for at least five full years may transfer to another Investment Fund 25%, 50%, 75% or 100% of the value of his or her accounts attributable to Employer Matching Contributions as of a Monthly Change Date by delivering to the Employer prior to such date written notice directing the transfer.

     Transfer shall be made as soon after the Monthly Change Date as the appropriate values are determined.

     SECTION VIII.  PARTICIPANT ACCOUNTS

     1.  Maintenance of Accounts

     There shall be established and maintained for each Participant separate accounts in each Investment Fund as to which the Participant's After Tax Contributions and Before Tax Contributions have been allocated and for Employer Matching Contributions allocated to the Participant. Each account shall reflect the value of the contributions allocated thereto and the investment thereof. Each Participant who has a balance in an account will be furnished a statement of his or her accounts at
     least annually.    Participants shall be 100% vested in their account
     balances at all times.





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


     2.  Valuation of Accounts

     The value of a Participant's account in an Investment Fund shall be determined as of the end of each month based on the Participant's proportionate share of the total value of the Investment Fund attributable to contributions which had been allocated to all such accounts in the Investment Fund as of the end of the month.

     SECTION IX.  WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

     As of the end of a month a Participant may, by delivering prior written notice thereof to the Employer, withdraw all or a portion of the value of his or her accounts as follows:

     1.  Employee Directed Contributions

              After Tax Contributions

              (a) A withdrawal may be made up to the value of the Participant's Supplemental Contributions, if any, without penalty.

              (b) If a withdrawal exceeds the value of the Participant's Supplemental Contributions, Employer Matching Contributions will be suspended for a six month period.

              Before Tax Contributions

              A withdrawal may be made only if the value of all of the Participant's After Tax Contributions, if any, are withdrawn and either (i) the Participant has attained the age of 59-1/2 or
              (ii) the value of all of the Participant's withdrawable Employer Matching Contributions, if any, are withdrawn and the Participant provides evidence that the withdrawal is required in order to meet a financial hardship as defined under Section 401(k) of the IRC or any other applicable or successor provision.

              Effective as of December 31, 1988, the amount of any hardship withdrawal may not include earnings credited after such date on Before Tax Contributions. In the event of a
              withdrawal of Before Tax  Contributions,  Employer   Matching
              Contributions  will  be suspended for a six-month period.

     2.  Employer Matching Contributions

         A withdrawal may be made after  having been a Participant for five years and if  the  value  of  all  of  the Participant's After
         Tax Contributions, if any, are  withdrawn.    In  the  event of such a
         withdrawal, Employer Matching Contributions will be suspended for a six-month period.

     Withdrawals will be based on values as of the end of the month as to which the withdrawal request is effective, will be segregated from the Participant's Account, and will be paid as soon as practicable after the appropriate values are determined. No interest, market value changes or other adjustments of any type shall be made to said values during the time of segregation. Any interest, or earnings, losses, or adjustments which may actually accrue during such segregation shall accrue to or be borne by the Plan and, to the extent resulting in a net asset increase to the Plan, will be used to offset administrative expenses of the Plan as permitted by applicable law.

     Any withdrawal of the value of contributions shall be made pro rata from the Investment Funds and accounts in which the contributions are invested, with payment of After Tax or Before Tax Contributions first
     being made from such Supplemental Contributions.    Any  period  of
     suspension of Employer Matching Contributions applicable to a withdrawal shall commence immediately following the withdrawal.

     Withdrawals  will  not  terminate  participation  in  the  Plan  or
     affect  the continuation of Employee Directed Contributions.    Amounts
     withdrawn may not be repaid to the Plan.

     SECTION X.  TERMINATION OF EMPLOYMENT AND DISTRIBUTION

     1.  Termination of Participation

     Participation in the Plan will automatically terminate when a person is no longer an Employee, provided, however:

     (a) If a Participant ceases to be an Employee as a result of transfer to employment in an Affiliated Company to which the Plan has not been extended, participation in the Plan shall continue during employment with the Affiliated Company except that no Employee Directed or Employer Matching Contributions shall be made so long as the Participant is not an Employee.

     (b) If the value of the Participant's accounts at the time of termination or thereafter exceeds $3,500, participation in the Plan shall continue until the Participant's attainment of age 65 (normal retirement age), unless the Participant sooner delivers to the Company a written request for a total distribution of the accounts or dies.

     Such Participant may continue participation in the Plan past age 65, subject to Subsection 3 of this Section X.

     In the event of continuation of participation pursuant to this Subsection 1(b), the Participant's accounts shall remain in the Plan until participation terminates, during which time no Employee Directed or Employer Matching Contributions shall be made by or on behalf of the Participant, nor may any loans or withdrawals be made by the Participant.

Any request or election made under this Subsection 1(b) by a Participant who is an officer or director of the Company shall comply with any requirements for exemption from Sections 16(a) and 16(b) of the Securities Exchange Act of 1934.

2.  Distribution

Upon termination of participation a final valuation of the Participant's accounts shall be made in the same manner as for monthly valuations pursuant to Section VIII.2, and such final value of the Participant's accounts shall be segregated and distributed to such person in full as soon as practicable thereafter but in no event later than 60 days after the end of the Plan Year in which participation terminated. No market value or other adjustment of any type shall be made to said final value, nor shall interest accrue thereon, for any reason. Any interest, earnings, losses or adjustments which may actually accrue on said amounts after final valuation shall accrue to or be borne by the Plan, and, to the extent resulting in a net asset increase to the Plan, may be used to offset administrative expenses as permitted by applicable law.

     In the event of the death of a Participant prior to distribution, distribution will be made to the beneficiary or beneficiaries whom the Participant shall have designated on forms prescribed by and filed with the Company, or, if no such designation has been made or if none of such beneficiaries are surviving, to the legal representative of the Participant's estate. If, however, the Participant is survived by a spouse who has been married to the Participant for at least one year prior to the Participant's death, distribution will be made to such spouse unless such spouse has consented in writing to the designation of a different beneficiary and such consent was witnessed by a Plan representative or notary public. In the event of the incapacity of the Participant, distribution may be made to the Participant's legal representative or guardian. The Company may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with any distribution.

     3.  Mandatory Distribution

     Effective after December 31, 1987, distribution shall be made on or before the first day of April following the calendar year in which a Participant attains the age of 70-1/2 and as of the end of each calendar year thereafter, even if their employment and participation continue. Such mandatory distribution amount shall be determined in accordance with IRC section 401(a)(9) and regulations thereunder.

     4.  Re-Employment

     If a former Participant, or a former Employee who is a Participant pursuant to Subsection 1(b) of this Section X, again becomes an Employee either before or after a Break in Service, such Employee shall be eligible to resume regular participation in the Plan upon reemployment for six consecutive months; provided, however, if such former Participant, or former Employee who is a Participant, is re-employed within 60 days of termination of employment, such person shall be eligible to resume regular participation in the Plan immediately following re-employment. If re-employment occurs prior to the distribution of the value of all of a person's accounts in the Funds, such distribution shall be suspended. Amounts distributed may not be repaid to the Plan. An eligible Employee may resume regular participation on any Enrollment Date, by providing written notice at least one month prior to said Enrollment Date.

     5.  Non-locatable Participant

     Neither the Plan Administrator nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant or beneficiary (other than to write to the Participant at his or her last mailing address shown in the Plan Administrator's records). If a Participant or Beneficiary cannot be located at such address, any
     benefit  entitlement  shall  be  forfeited.   Such forfeited amounts may
     be  used  to  reduce  future  Employer  Matching Contributions or to
     offset administrative expenses of  the  Plan.    Such forfeited amounts
     shall be reinstated (without interest) upon the Participant's or beneficiary's claim for the benefit through a special contribution by the Employer.

     6.  Direct Transfers

     This Subsection 6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover." For the purposes of this section, the following definitions shall apply:

                   (a)  Eligible  rollover   distribution:     An  eligible
     rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such
     distribution  is  required  under  IRC   Section 401(a)(9);  and  the
     portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (b) Eligible retirement plan:   An  eligible retirement plan is an
     individual retirement account described in IRC Section 408(a), an individual retirement annuity described in IRC Section 408(b), an annuity plan described in IRC Section 403(a), or a qualified trust described in IRC Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c) Distributee:   A  distributee  includes  an employee or former
     employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who
     is the alternate payee under a qualified domestic relations        order,
     as defined in IRC Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

        (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     SECTION XI.  METHOD OF PAYMENT

     1.  Withdrawals and Distributions

     Withdrawals and distributions pursuant to Sections IX and X shall be paid in a lump sum in cash, except that such withdrawals from the ESOP and distributions from Fund C shall be made in shares of Company Stock with an equivalent Fair Market Value if so requested in advance by the Participant.

     Requests under this Subsection 1 shall not be available to Participants who are officers or directors of the Company if such availability would result in a distribution of Company Stock being subject to Section 16(b) of the Securities Exchange Act of 1934.

     With respect to any distribution in shares of Company Stock, no adjustment will be made for dividends or other rights for which the record date is prior to the date the recipient becomes the stockholder of record of such shares.

     2.  Payee

     A withdrawal or distribution, other than as specifically provided in Subsection 2 of Section X, will be made only to and in the name of the Participant; provided, however, that any shares of Company Stock may at the request of the Participant be issued in the name of the Participant and one or more other persons, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

     SECTION XII.  PARTICIPANT LOANS

     A Participant may request a loan from his or her Before Tax Contribution accounts subject to the following conditions:

            (a) No loan may be made unless the Participant has been a Participant for at least five full years and is then actively employed or is otherwise a "party in interest" under the Employee Retirement Income Security Act of 1974, as amended. Further, if the Participant is married, the consent of the Participant's spouse to the loan is required.

            (b) The amount of a loan shall be requested in $100 increments and may not be less than $1,000.

            (c) No loan may be in an amount which exceeds the lesser of the current value of the Participant's Before Tax Contributions or the current value of the Participant's Employer Matching Contributions.

                 Further, except to the extent that different maximum amounts may be permitted from time to time under applicable provisions of the IRC, a loan may not exceed $50,000 less the highest outstanding balance of any loan during the prior twelve months, nor may it exceed 50% of the Participant's total accounts in the Plan.

           (d) No more than one loan may be outstanding at any one time to any Participant and no loan may be made to a Participant sooner than 30 days after the termination of a prior loan to the Participant.

           (e) No loan may be made for a term of less than twelve months or more than four and one-half years (nine years if the loan is for the purchase of a principal residence of the Participant).

           (f) Each loan shall bear a rate of interest commensurate with interest rates charged by banks for similar loans as of the date the loan amount is taken from the Participant's accounts.

           (g)  Each loan shall be secured by  up to 50% of the Participant's
                accounts  plus  such  other   security  as  shall  be  deemed
                necessary or desirable by the Plan Administrator.

           (h) No loan may be made until the Participant has executed and delivered to the Company an application for the loan, a promissory note, an authorization for repayment of the loan (plus interest) through payroll deductions, and such other documents as the Company may require, all on forms prescribed by the Company.

           (i) Each loan shall be made in cash and be taken pro rata from the Participant's Before Tax Contribution accounts in the Funds. The repayment of the loan and interest shall be allocated pro rata to Before Tax Contribution accounts of the Participant in the Funds in the same manner as current Employee Directed Contributions thereto, provided that if the Participant is not then currently contributing to the Plan, such repayment shall be made in accordance with the Participant's most recent investment election. To the extent of the outstanding balance of any loan from an account, such account will not accrue earnings or otherwise share in valuation adjustments.

           (j) Notwithstanding any contrary Plan provisions, if a loan is outstanding, the Participant shall not be permitted to make a withdrawal of the value of his or her Employer Matching Contributions if after the withdrawal such value would be less than 100% of the outstanding balance of the loan plus accrued interest.

           (k) Repayment of a loan plus interest will be made through regular payroll deductions, except that other forms of payment may be permitted if repayment of the loan is made prior to the expiration of its term or if the Participant is on an approved leave of absence or if the Participant is not receiving Compensation sufficient to permit deduction of scheduled repayments of the loan and interest.

                If a Participant is on an approved leave of absence and is not receiving Compensation sufficient to permit deduction of scheduled repayments of the loan and interest, such repayments shall be deferred during such time for up to three months with respect to any leave of absence, and the term of the loan shall be extended by the deferral period. Provided, however (i) in no event shall there be consecutive deferrals or more than two deferrals and extensions with respect to any loan, except that if the loan is for the purchase of a principal residence of the Participant, four such deferrals and extensions shall be permitted, and (ii) no deferral shall be permitted if such deferral would result in the loan failing to be amortized in level payments not less frequently than quarterly over the term of the loan.

                A Participant may voluntarily repay the outstanding balance, plus accrued interest, of a loan prior to the expiration of its term, but not sooner than twelve months after the date as of which the loan amount was taken from the Participant's accounts.

                If a loan payment and/or any interest is not paid in full when due or if the Participant fails to meet a condition of the loan or otherwise defaults on a loan, or if the Parti-cipant terminates employment prior to payment of an outstanding loan and interest thereon, the entire outstanding balance of the loan and interest thereon shall be due and payable. The amount owing shall be deducted from the Participant's accounts in accordance with applicable law, and applied to satisfy the loan. If the portion of such accounts permitted to be used to satisfy the loans is insufficient to satisfy the loan, repayment will be made through payroll deductions, and from any other security, with the Participant liable for any deficiency. While a loan is in default and unpaid, no Employer Matching Contributions shall be made by or on behalf of the Participant nor may any withdrawals be made by the Participant.

           (l) All requests for loans shall, in accordance with the provisions of subsections 1(a) and (b) of Section XVII, be subject to the approval of the Company and be granted only on such terms as are specified by the Company in written documents which are incorporated herein by reference.

           (m) All loans shall be subject to and limited to the extent required by any applicable law, rule or regulation and to the extent necessary so as not to adversely affect the Plan as

            (i) being qualified as intended under the IRC or (ii) meeting all requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     SECTION XIII.  OPERATION OF FUNDS

     1.  Fund A - Managed Income Fund

     Contributions received by the Trustee for Fund A shall be invested in a diversified fixed income portfolio which shall consist primarily of investment contracts issued by insurance companies, banks or other financial institutions, government securities, and other intermediate-term fixed income securities or investments. Assets of Fund A may be sold, exchanged or converted and the proceeds thereof reinvested in Fund A or held pursuant to Subsection 5 of this Section XIII.

     2.  Fund B -- Growth Equity Fund

     Contributions received by the Trustee for Fund B shall be invested in a diversified equity portfolio which shall consist primarily of growth stocks or other securities convertible into growth stocks (and may include securities issued by the Company) and other types of equity investments. Assets of Fund B may be sold, exchanged or converted and the proceeds thereof reinvested in Fund B or held pursuant to Subsection 5 of this Section XIII.

     3.  Fund C -- Company Stock Fund

     Contributions received by the Trustee for Fund C shall be invested in Company Stock.

     Contributions for Fund C may be remitted  to  the Trustee in whole or in part in the form of Company Stock, and Company Stock acquired by the Trustee with cash contributions may be obtained pursuant to market purchases or from the Company by subscription or purchase. Any contribution for Fund C remitted in the form of Company Stock and any Company Stock acquired from the Company by subscription or purchase may be either authorized and unissued shares or issued shares which have been reacquired by the Company. Any contribution for Fund C in the form of Company Stock shall be transferred and valued for Plan purposes at the Fair Market Value of Company Stock on the day
     immediately preceding the date of its transfer to the  Trustee.    Any
     Company Stock acquired from the Company by subscription or purchase shall be acquired at a price that constitutes adequate consideration as defined in Section 3(18) of ERISA and any regulation thereunder and such acquisition shall be in compliance with all other applicable provisions of ERISA and the IRC. Under the provisions of the Plan, more than 10% of the assets of the Plan may be invested in Company Stock.

     4.  Fund D -- Balanced Equity Fund

     Contributions received by the Trustee for Fund D shall be invested primarily in stocks and other equity securities (and may include securities issued by the Company), but may include bonds and other fixed income assets. Assets of Fund D may be sold, exchanged or converted and the proceeds thereof reinvested in Fund D or held pursuant to Subsection 5 of this Section XIII.

     5.  Interim Investments

     Each of the above Investment Funds may include investments of a short-term nature (such as obligations of the United States Government and commercial paper) and deposits with a financial institution, as well as cash, pending investment in the forms specified in Subsections 1, 2, 3 and 4 of this Section XIII or for purposes of carrying out the provisions of the Plan.

     6.  Accruals and Reinvestment

     Dividends, interest, earnings and any other distributions accrued with respect to any of the Investment Funds, other than dividends paid after May 1, 1991 on Company Stock held in the ESOP, shall be a part of the Investment Fund and shall be invested in the Investment Fund when received in the same manner as contributions to the Investment Fund. Each dividend paid after May 1, 1991 on

     Company Stock held in the ES0P shall be invested in the manner described in Subsection 5 of this Section XIII until such dividend is distributed to Participants in accordance with Subsection 2 of
     Section XXV. Any income earned on Fund C dividends may be invested in Company Stock.

     7.  Exclusive Benefit of Participants

     Each Investment Fund shall be operated for the exclusive benefit of the Participants.

     8.  Fund Valuation

     In determining the value of an Investment Fund or any portion thereof as of a certain date, the following shall be applicable:

            (a) Value with respect to investment contracts with an insurance company, bank or other financial institution under Fund A shall mean the principal so invested plus accrued interest as of the date in question.

            (b) Value with respect to Company Stock in Fund C shall mean its Fair Market Value.

            (c) Value with respect to securities in an Investment Fund which are listed on a national stock exchange shall be the closing price at which the security shall have been sold on the date in question, or if no sale was made on such date then on the next preceding day on which there were such sales. The price shall be as reported on the Composite Transactions reporting system, or if not so reported, as reported by the applicable stock exchange.

            (d) Value with respect to securities in an Investment Fund which are traded in over-the-counter markets shall be the last bid price on the date in question, or if no such price is available for such date then on the next preceding day for which such a price is available. The prices shall be as listed in a publication selected by the Trustee.

            (e) Value with respect to all other assets in the Investment Funds shall be their fair market value on the date in question, taking into consideration generally accepted pricing or quotation services or quotations furnished by one or more reputable sources, such as securities brokers, dealers or investment bankers, values of comparable property, appraisals or other relevant information.

     9.  Stock Rights of Participants

     (a) Voting Rights.  The Trustee shall  have the right to vote securities held in the Funds, provided, however, that shares  of  Company
     Stock in Fund C shall be voted in accordance with this  paragraph.    Each
     Participant shall, as to that number of shares of Company Stock which the Participant's proportionate share of Fund C represents ("allocated shares"), have the right to direct the Trustee how to vote on each matter brought before a stockholders meeting of the Company. Before each such meeting of stockholders, the Plan Administrator shall cause proxy solicitation material to be furnished to Participants together with a form requesting directions on how such allocated shares are to be voted. Upon timely receipt of such directions, the Trustee shall vote the Participant's allocated shares as directed. The Trustee shall vote both allocated shares for which it has not received direction, as well as unallocated shares of Company Stock, in the same proportion as the allocated shares for which the Trustee has received direction are voted. Directions received from Participants shall be kept confidential.

     (b) Rights on Tender or Exchange  Offer.   Each Participant for purposes
     of this Section XIII is hereby designated a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA and shall have the right, to the extent of his or her allocated shares of Company Stock in Fund C, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock. The Plan Administrator shall use its best efforts to timely distribute or
     cause  to   be  distributed  to  each  Participant  such information as will be distributed to  stockholders of the Company in connection with
     any  such  tender  or  exchange  offer.    Upon  timely  receipt  of  such
     instructions, the Trustee  shall  respond  as  instructed  with  respect
     to such shares of Company Stock.   If  the  Trustee shall not receive
     timely instruction from a Participant as to the manner in which to respond to such tender or exchange offer, the Trustee shall not tender or exchange any shares of Company

     Stock with respect to which such Participant has the right of direction. Unallocated shares of Company Stock in Fund C shall be tendered or exchanged by the Trustee in the same proportion as the allocated shares for which the Trustee has received direction are tendered or exchanged. Instructions received from Participants shall be kept confidential.

     SECTION XIV.  VALUES NOT GUARANTEED BY COMPANY

     Neither the Company nor any other Employer guarantees or represents in any way that the value of any of the Investment Funds or the assets or Participants' accounts therein will increase or will not decrease. Each Participant assumes as a condition of participation all risks in connection with the operation of the Plan and the Investment Funds. This Plan is intended to constitute a plan described in ERISA {404(c), and the fiduciaries of this Plan may therefore be relieved of liability for any losses which are the direct result of investment instructions given by any Participant or beneficiary.

     SECTION XV.  MAXIMUM BENEFIT

     The amount of Annual Additions which may be credited to a Participant's. account for any Limitation Year may not exceed the lesser of:

              (a) $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(6)(1) of the IRC as in effect for the Limitation Year, or

              (b)  25% of  the  Participant's  compensation  for  the Limitation
                   Year.

     Annual Additions for Limitation Years beginning on or after January 1, 1987 shall mean the sum of the following amounts credited to a Participant's account for the Limitation Year under all defined contribution plans maintained by the Employer:

              (a)  Participant Before Tax Contributions,

              (b)  Participant After Tax Contributions,

              (c)  Employer Matching Contributions, and

              (d) Amounts described in Sections 415(l)(1) and 419A(d) of the IRC.

     Annual Additions for Limitation Years beginning before January 1, 1987 shall mean the sum of the following amounts credited to a Participant's account for the Limitation Year under all defined contribution plans maintained by the Employer:

              (a)  Participant Before Tax Contributions,

              (b) The lesser of (i) Participant After Tax Contributions in excess of 6% of Compensation or (ii) one-half of Participant After Tax Contributions, and

              (c)  Employer Matching Contributions.

     For purposes of the limitations of this Section XV, compensation shall mean all compensation of the Participant from the Employer for the Limitation Year after deducting the Participant's Before Tax
     Contributions.

     Limitation Year for this Plan and all other qualified plans maintained by the Employer shall mean the calendar year.

     In the event a limitation is required hereunder, such limitation or reduction shall as to the affected Participant apply to the extent necessary first to Employer Matching Contributions, and then in the following order to After Tax Contributions and Before Tax Contributions.

     If, due to a reasonable error in estimating a Participant's annual compensation, an excess Annual Addition exists, such excess will be used to reduce Employer Matching Contributions for such Participant in the next, and succeeding, Limitation Years. If the Participant was not covered by the Plan at the end of the Limitation Year, the excess amounts will be held unallocated in a suspense account for the Limitation Year and such excess will be applied to reduce Employer Matching Contributions for all remaining Participants in the next, and succeeding, Limitation Years.

     If the Participant is,  or  was,  covered  under  a  defined  benefit plan
     and a defined  contribution  plan  maintained  by   the   Employer,  the
     sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction may not exceed 1.0 in any Limitation Year.

     The Defined Benefit Plan Fraction is a fraction (i) the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and (ii) the denominator of which is the lesser of (1) 1.25 times the dollar limitation in effect under Section 415(b)(1)(A) of the IRC for the Limitation Year, or (2) 1.4 times the amount which may be taken into account under Section 415(b)(1)(B) of the IRC.

     The Defined Contribution Plan Fraction is a fraction (i) the numerator of which is the sum of the Annual Additions to the Participant's
     account under all defined  contribution  plans  maintained   by   the
     Employer (whether or not terminated) for the current and all prior Limitation Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of Service with the Employer: (1) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the IRC for such year, or (2) 1.4 times the amount which may be taken into account under
     Section 415(c)(1)(B) of the  IRC.    If  the Plan satisfied the applicable
     requirements of Section 415 of the IRC as in effect for all Limitation Years beginning before January l, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the IRC (as revised by this Section XV) does not exceed 1.0 for such Limitation Year.

     Projected annual benefit means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until Normal Retirement Date (or current date, if later) and the Participant's compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until Normal Retirement Date (or current date, if later).

     If, in any Limitation Year, the sum of the Defined Benefit Plan fraction and the Defined Contribution Plan Fraction will exceed 1.0, the rate of benefit accruals under defined benefit plans will be reduced so that the sum of the fractions equal 1.0.

     SECTION XVI.  N0NTRANSFERABILITY

     No rights, interests or benefits under the Plan shall be subject to any debts or liabilities of a Participant or to execution, levy or alienation of any kind, nor be assignable or transferable, except as otherwise specifically provided in Section X in the event of the death or disability of the Participant and in Section XII, and except to such extent as may be required by law.

     SECTION XVII.  ADMINISTRATION OF THE PLAN

     1.  Plan Administrator

     The Company shall be the Plan Administrator and shall be responsible for the administration of the Plan and for carrying out the purposes and provisions of the Plan. As Plan Administrator, the Company:

        (a) May adopt such rules, regulations and forms and establish such procedures as it deems necessary or appropriate in its discretion for the administration of the Plan.

        (b)  Shall have discretionary authority to interpret, construe and determine the application of  the  Plan  and its terms and to
             resolve all issues  arising  under  the  Plan.   This discre-
             tionary authority shall include the authority to (i) construe disputed or doubtful terms of the Plan or of any rule, regulation, form or procedure, (ii) determine the eligibility of an individual to participate in the Plan, (iii) determine the amount, if any, of benefits to which any Participant, former Participant, spouse, beneficiary or other person may be entitled under the Plan, (iv) determine the timing and manner of payment of benefits, (v) determine any matter relating to the administration of the Plan or any claim under the Plan, and (vi) resolve all other issues arising under the Plan, any such determinations to be final and binding upon all persons.

        (c) Shall appoint any Trustee under the Plan and enter into a trust agreement in connection therewith.

        (d) Shall establish the Investment Funds and the arrangements and guidelines under which they are operated.

        (e)  May appoint an investment manager  or managers with regard to an Investment Fund  and  may  employ  one  or more persons to
             render  advice  with   regard   to   any   of  the  Company's
             responsibilities under the Plan.

        (f)  May  take  such  other  action   as  it  deems  necessary
             or appropriate in its discretion for the proper administration of the Plan.

        (g) May delegate any of the foregoing powers to any person or persons or committee or committees, whether already existing or newly-created.

     2.  Administration Expenses

     To the extent permitted by law, expenses of administering the Plan and costs incident to the operation of the Plan not assumed by the Employer (at its sole discretion) shall be borne by the Plan and shall be charged pro rata (based on most recent valuations) among the Investment Funds. However, brokerage fees, asset management fees, transfer taxes and other costs incident to the operation of an Investment Fund (except Fund C) shall be charged against that Investment Fund. Expenses incident to the operation of Fund C shall be borne by the Employer. Taxes, if any, on any assets held or income received by any Investment Fund shall be charged against that Investment Fund.

     3. Top Heavy Provisions

     If the Plan is or becomes top-heavy in any Plan Year beginning after April 1, 1984, the following provisions will supersede any conflicting provisions in the Plan.

        (a)  Key Employee: The determination of who is a key Employee will be made in accordance with  Section  416(i)(1) of the IRC and
             the regulations thereunder.   For purposes of determining who is a
             key employee, annual compensation means compensation as defined in Section 415(c)(3) of the IRC, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 4O2(a)(8), Section 402(h) or Section 403(b) of the IRC.

        (b) Top-heavy plan: For any Plan Year beginning on or after April 1, 1984, this Plan is top-heavy if any of the following conditions exists:

                (i) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

                (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

                (iii) If this Plan is a  part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

        (c) Top-heavy ratio: The top-heavy ratio will be computed in accordance with Section 416(g) of the IRC.

        (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the IRC.

        (e) Required aggregation group: (1) Each qualified plan of the Employer in which at least one key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 4O1(a)(4) or 410 of the IRC.

        (f) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the-preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

        (g)  Determination   Period:   The   Plan   Year   containing
             the determination date and the four preceding Plan Years.

        (h)  Except as  otherwise  provided  in  (i)  below,  the
             Employer contributions and forfeitures allocated on behalf of any Participant who is not a key Employee shall not be less than
             the  lesser   of   three   percent   of   such  Participant's
             compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the IRC, the largest percentage of Employer contribu- tions and forfeitures, as a percentage of the first $200,000 of the key Employee's compensation, allocated on behalf of any key Employee
             for  that  year.   The minimum allocation is determined   without
             regard    to   any   Social   Security contribution.  This
             minimum allocation shall be made even though, under Other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation
             for the year because of (i) the  Participant's  failure   to
             complete 1,000 Hours of Employment, or (ii) the Participant's failure to make Employee Directed Contributions
             to   the  Plan,  or  (iii) compensation less than a stated amount.

        (i) The provision in (l) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

        (j) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411 (a)(3)(D).

        (k) Distributions to Key Employees: For any Plan Year in which the Plan is a top-heavy plan, any benefit to which an Employee who is a Key Employee is entitled shall commence not later than the first day of April following the calendar year in which he attains age 70-1/2, whether or not his employment has terminated in such year.

        (l) Impact on Maximum Benefits: For any Plan Year in which the Plan is a top-heavy plan, the maximum benefit limit which-applies on a combined basis under this Plan and the Kmart Corporation Employee Pension Plan under Section XV shall be determined by reducing the combined Plan limit from 1.25 to 1.00 if the value of Accrued Benefits and account balances for Key Employees exceed 90% of the value of Accrued Benefits and account balances for all Employees. If the combined top- heavy ratio does not exceed 90% and the Employer uses a factor of 1.25 in the denominator of the IRC section 415 fraction, a defined benefit minimum of 3% per year of service (up to 30%) is provided.

     SECTION XVIII.  TERM OF PLAN

     The Plan was adopted by the Board of Directors of the Company on March 24, 1981 and approved by the stockholders of the Company at the Company's Annual Meeting of Stockholders on May 26, 1981, and shall continue until it is terminated in accordance with its provisions.

     SECTION XIX.  MODIFICATION, TERMINATION OR MERGER

     The Board of Directors of the Company may in its discretion amend, suspend or terminate the Plan, including the addition or elimination of Investment Funds and taking any such action in order for the Plan or any part thereof to comply with any applicable law or governmental rule or regulation or to qualify as intended under the IRC or in order to obtain any required governmental approval of the Plan or its operation; provided, however, that no amendment, suspension or termination of the Plan shall have the effect of diverting the assets of the Investment
     Funds  to  purposes  other   than   for  the  exclusive  benefit  of
     Participants and their beneficiaries or the payment of reasonable administrative expenses of the Plan.

     In the event of a termination of the Plan, there shall be a distribution to each Participant as provided in Section X as though employment had terminated.

     The Board of Directors of the Company may approve the merger or consolidation of the Plan with, or the transfer of the assets or liabilities of the Plan to, any other plan, but only if each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     SECTION XX.  SEVERABILITY

     If any provision of the Plan, or any term or condition of any form adopted hereunder, or any application thereof to any person or circumstances is invalid or would result in the Plan or any part thereof failing to qualify as intended under the IRC, such provision. term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors of the Company, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

     SECTION XXI. SPECIAL PROVISIONS RELATING TO THE MERGER OF THE MAKRO INC. SAVINGS AND PROFIT SHARING PLAN INTO THE PLAN

     Employees of Makro Inc. who were participants in the Makro Inc. Savings and Profit Sharing Plan (the "Makro Savings Plan") as of December 31, 1988 shall Plan (the "PACE Plan"), or who as of May 31, 1990 satisfied the eligibility requirements of the PACE Plan, shall be eligible to participate in the Plan as of June 1, 1990. Others who are employees of PACE as of May 31, 1990 shall be eligible to participate in  the  Plan  upon  satisfaction  of  the eligibility requirements of the
     PACE Plan.    Employees  of PACE employed after May 31, 1990 will be
     eligible to participate in the Plan upon satisfaction of the eligibility requirements of the Plan.

     As of the effective date of the merger of the PACE Plan into the Plan, the assets of the PACE Plan allocated to a Participant's account shall be treated under the Plan as Before Tax Contributions and shall be invested in accordance with the Participant's current investment election relating to Employee Directed Contributions. If a Participant has not made a current investment election, such assets shall be invested in Fund A of the Plan.

     SECTION XXII. SPECIAL PROVISIONS RELATING TO THE MERGER OF THE PRICE SAVERS WHOLESALE, INC., PERSONAL SAVINGS PLUS PLAN INTO THE PLAN

     Employees of Price Savers Wholesale, Inc. ("Price Savers") who as of March 31, 1991 are participants in the Price Savers Wholesale, Inc. Personal Savings Plus Plan (the "Price Savers Plan"), or who as of March 31, 1991 satisfied the eligibility requirements of the Price Savers Plan, shall be eligible to participate in the Plan as of April 1, 1991. Others who are employees of Price Savers as of March 31, 1991 shall be eligible to participate in the Plan upon satisfaction of the eligibility requirements of the Price Savers Plan. Employees of Price Savers employed after March 31, 1991 will be eligible to participate in the Plan upon satisfaction of the eligibility requirements of the Plan.

     As of the effective date of the merger of the Price Savers Plan into the Plan, the assets of the Price Savers Plan allocated to a Participant's account shall be treated under the Plan as Before Tax Contributions and shall be invested in accordance with the Participants current investment election. If a Participant has not made a current investment election, such assets shall be invested in Fund A of the Plan.

     SECTION XXIII. SPECIAL PROVISIONS RELATING TO THE EMPLOYEE STOCK OWNERSHIP PLAN

     1. Establishment of ES0P. The Kmart Corporation Employee Stock Ownership Plan is hereby established, effective as of May 1, 1991. The Company shall make all Employer Matching Contributions to the ESOP and all previous Employer Matching Contributions, and earnings thereon, shall be a part of the ES0P as of such date. The assets of the ES0P shall at all times be invested primarily in Company Stock.

     2.       Distribution  of  Dividends  on   Company   Stock  Held  in  the
              ES0P. Notwithstanding any other provision of the Plan, but subject to the final sentence of this Subsection, dividends paid on or after May 1, 1991 on Company Stock held in a Participant's Employer Matching Contributions account shall be  distributed  by  the  Plan  to  such Participant or his or
              her beneficiary.   Such distributions may be made
              quarterly, semi-annually or annually as determined by the Company, or as a part of any distribution or withdrawal to which the Participant or his or her beneficiary is otherwise entitled under the Plan; provided, however, each such dividend will be distributed no later than 90 days after the end of the Plan Year in which the dividend was paid by the Company, in accordance with Section 404(k) of the IRC. Notwithstanding the foregoing, no dividends shall be distributed to Participants or beneficiaries pursuant to this Section XXV, Subsection 2 prior to the date upon which approval of the Internal Revenue Service of the provisions of this Section XXV is received by the Company or its agent unless the Company elects, by action of its Chairman of the Board and the Secretary, to permit the Plan to distribute dividends prior to the receipt of such approval.

     3. Discrimination Testing. For purposes of the discrimination testing and limitations set out in Subsection 2 of Section V, the ESOP and the Savings Plan shall be tested separately.

     4.       Put Option.   If  Company  Stock  becomes  not  readily tradeable
              on an established market, then any Participant who is otherwise entitled to a distribution under the Plan shall have the right to require that his or her Employer repurchase any Company Stock allocated to such Participant under the ES0P under a fair valuation formula. This right is referred to as a "Put Option." A Put Option shall only be exercisable by written notice to the
              Participant's  Employer   during  the  60  day  period
              immediately following the date of distribution and if the Put Option is not exercised within such 60 day period, then it can be exercised for an additional period of 60 days in the following Plan Year. The period during which the Put Option is exercisable shall not include any time when a Participant is unable to exercise it because his Employer is prohibited from honoring it by applicable Federal or State law.

              The amount paid for Company Stock under the Put Option shall be
              paid in substantially  equal  periodic  payments   (not  less
              frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this
              Section XXV, Subsection 4.